UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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The Stanley Works

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March 29, 2004

Dear Fellow Shareholder:

You are cordially invited to attend the Annual Meeting of shareholders of The Stanley Works (“Stanley” or the “company”) to be held at 9:30 a.m. on April 23, 2004, at the Stanley Center for Learning and Innovation, 1000 Stanley Drive, New Britain, Connecticut 06053 (see directions, inside back cover).

This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business to be conducted at the Annual Meeting and provides other important information about the Company that you should be aware of when you vote your shares.

The Board appreciates and encourages your participation. Whether or not you plan to attend the meeting, it is important that your shares be represented. PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED OR REGISTER YOUR VOTE BY TELEPHONE OR ON THE INTERNET AT YOUR EARLIEST CONVENIENCE.

Very truly yours,

John F. Lundgren

Chairman and Chief Executive Officer

Notice of Annual Meeting of Shareholders

March 29, 2004

To the Shareholders:

The Annual Meeting of shareholders of The Stanley Works will be held at the Stanley Center for Learning and Innovation, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 23, 2004, at 9:30 a.m. for the following purposes:

(1)  To elect three directors to the Board of Directors of The Stanley Works.

(2)  To approve Ernst & Young LLP as independent auditors for the year 2004.

(3)  To vote on a shareholder proposal urging the Board of Directors to take the necessary steps to require that all members of the Board of Directors be elected annually.

(4)  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on February 27, 2004 are entitled to vote at the meeting and any adjournment or postponement thereof.

Bruce H. Beatt

Secretary

THE STANLEY WORKS

1000 Stanley Drive

New Britain, Connecticut 06053

Telephone: 860-225-5111

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS APRIL 23, 2004

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Stanley Works, a Connecticut corporation, to be voted at the 2004 Annual Meeting of shareholders, and any adjournment or postponement thereof (the “Annual Meeting), to be held on the date, at the time and place, and for the purposes set forth in the foregoing notice. No business may be transacted at the Annual Meeting other than the business specified in the notice of the Annual Meeting, business properly brought before the Annual Meeting at the direction of the Board of Directors, and business properly brought before the Annual Meeting by a shareholder who has given notice to the company’s Secretary that was received after January 23, 2004 and before February 22, 2004. No such notice has been received. Management does not know of any matters to be presented at the Annual Meeting other than the matters described in this proxy statement. If, however, other business is properly presented at the Annual Meeting, the proxy holders named in the accompanying proxy will vote the proxy in accordance with their best judgment.

This Proxy Statement, the accompanying notice and the enclosed proxy card are first being mailed to shareholders on or about March 29, 2004.

ITEM 1—ELECTION OF DIRECTORS

At the 2004 Annual Meeting, the shareholders will elect three directors to the Board of Directors. The nominations to the Board of Directors are set forth below. Those elected as directors will serve until the Annual Meeting of shareholders indicated and until the particular director’s successor has been elected and qualified. In the past year, Derek V. Smith and John M. Trani have left the Board of Directors.

The Board of Directors unanimously recommends a vote FOR the nominees.    If for any reason any nominee should not be a candidate for election at the time of the meeting, the proxies may be voted, at the discretion of those named as proxies, for a substitute nominee.

Information Concerning Nominees for Election as Directors

JOHN G. BREEN, retired, served as Chairman of The Sherwin-Williams Company from April 1980 to April 2000; he had been Chief Executive Officer from 1979 to 1999. He is a director of The Sherwin-Williams Company, Goodyear Tire & Rubber Company, MeadWestvaco Corporation, Armada Funds and Parker-Hannifin Corporation. He also is a Trustee of John Carroll University.

Mr. Breen is 69 years old and has been a director since July 2000. He is Chair of the Audit Committee and a member of the Finance and Pension Committee.

If elected, Mr. Breen’s term will expire at the 2007 Annual Meeting.

VIRGIS W. COLBERT, Executive Vice President, Miller Brewing Company since 1997. Mr. Colbert served as Senior Vice President-Worldwide Operations from 1995 to 1997; he served as Vice President Operations from 1993 to 1995 and also held other key leadership positions at Miller Brewing from 1979. He is a director of Delphi Corporation, Weyco Group, Inc., The Manitowoc Company, Inc., and HRC Manor Care, Inc.

Mr. Colbert is 64 years old and has been a director since July 2003. He is Chair of the Compensation and Organization Committee and a member of the Corporate Governance Committee. He was recommended to the Board of Directors by a non-management director.

If elected, Mr. Colbert’s term will expire at the 2007 Annual Meeting.

JOHN F. LUNDGREN, Chairman and Chief Executive Officer of The Stanley Works. Mr. Lundgren joined the company March 1, 2004 after having served since 2000 as President—European Consumer Products, of Georgia Pacific Corporation. Formerly, he had held the same position with James River Corporation from 1995-1997 and Fort James Corporation from 1997-2000 until its acquisition by Georgia-Pacific.

Mr. Lundgren is 52 years old and has been a director since March 2004. He is Chair of the Executive Committee.

If elected, Mr. Lundgren’s term will expire at the 2007 Annual Meeting.

Information Concerning Directors Continuing in Office

ROBERT G. BRITZ, President, Co-Chief Operating Officer, and Executive Vice Chairman of the New York Stock Exchange, since January 2002. Mr. Britz also served as group executive vice president and a member of the Office of the Chairman from June 1995 to December 2001. Mr. Britz is Chairman of Securities Industry Automation Corp. and Chairman of Sector, Inc.

Mr. Britz is 53 years old and has been a director since January 2002. He is a member of the Corporate Governance Committee and the Compensation and Organization Committee.

Mr. Britz’s term will expire at the 2006 Annual Meeting.

STILLMAN B. BROWN, Managing General Partner, Harcott Associates, since 1987. Formerly, he was Executive Vice President, Corporate Development of United Technologies Corporation where he was chief financial officer from 1979 until 1986. He is a life member of the Board of Regents of the University of Hartford.

Mr. Brown is 70 years old and has been a director since April 1985. He is Chair of the Finance and Pension Committee and a member of the Compensation and Organization Committee and the Executive Committee.

Mr. Brown’s term will expire at the 2005 Annual Meeting.

EMMANUEL A. KAMPOURIS, retired, served as Chairman, President and Chief Executive Officer of American Standard Companies, Inc. from 1989 through 1999. He is a director of Horizon Blue Cross and Blue Shield, Smartdisk Corporation, Click Commerce, Inc., and Alticor Inc., the National Endowment for Democracy, and a member of Oxford University’s Council for the School of Management Studies.

Mr. Kampouris is 69 years old and has been a director since October 2001. He is a member of the Corporate Governance Committee and the Compensation and Organization Committee.

Mr. Kampouris’ term will expire at the 2005 Annual Meeting.

EILEEN S. KRAUS, retired, served as Chairman, Fleet Bank, Connecticut, a subsidiary of Fleet Boston Financial, from 1995 to 2000. She had been President, Shawmut Bank Connecticut, N.A., and Vice Chairman of Shawmut National Corporation since 1992; Vice Chairman, Connecticut National Bank and Shawmut Bank, N.A. since 1990; and Executive Vice President of those institutions since 1987. She is Chairman of ConnectiCare Holding Company, Inc. and ConnectiCare, Inc., the lead director of Kaman Corporation, a director of Rogers Corporation, and chairman of the advisory board of Iron Bridge Mezzanine Fund.

Mrs. Kraus is 65 years old and has been a director since October 1993. She is a member of the Finance and Pension Committee, the Audit Committee and the Executive Committee.

Mrs. Kraus’ term will expire at the 2006 Annual Meeting.

JOHN D. OPIE, retired, served as Vice Chairman of the Board and Executive Officer of General Electric Company from 1995 to 2000; he served as President and Chief Executive Officer of GE Lighting from 1986 to 1995 and also held other key leadership positions at GE from 1961. He is the lead director of Delphi Corporation and a director of Wal-Mart Stores, Inc. He is also a Trustee of Michigan Tech. University.

Mr. Opie is 66 years old and has been a director since July 2000. He is the lead director, Chair of the Corporate Governance Committee and a member of the Executive Committee and the Audit Committee.

Mr. Opie, whose term will expire at the 2004 Annual Meeting, is not standing for reelection. However, Mr. Opie has agreed to continue to serve on an uncompensated basis as Senior Advisor to the Board of Directors.

KATHRYN D. WRISTON, trustee of the John A. Hartford Foundation since 1991, the Practicing Law Institute since 1975, and Northwestern Mutual since 1986.

Mrs. Wriston is 65 years old and has been a director since April 1996. She is a member of the Corporate Governance Committee, the Executive Committee and the Finance and Pension Committee.

Mrs. Wriston’s term will expire at the 2005 Annual Meeting.

Board of Directors

Meetings.    The Board of Directors met fifteen times during 2003. The various board committees met the number of times shown in parentheses: Executive (0), Audit (12), Corporate Governance (5), Finance and Pension (2), and Compensation and Organization (20). The members of the board serve on the committees described in their biographical material on pages 1-3. Except for Robert G. Britz (who attended 73%), each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of Directors on which such director served. Although the company has no formal policy regarding attendance by members of the Board of Directors at the company’s Annual Meetings, all members of the Board of Directors attended the 2003 Annual Meeting. The Board of Directors has adopted Director Independence Standards which are available free of charge on the “About Stanley” section of the company’s website at www.stanleyworks.com. The Board of Directors has made the determination that all of its Directors except the former Chairman (Mr. Trani) and the current Chairman (Mr. Lundgren) are independent according to the Board’s Independence Standards, the applicable rules of the Securities and Exchange Commission and as independence is defined in Sections 303A and 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards. It is the policy of the Board of Directors that every member of the Audit, Corporate Governance and Compensation and Organization Committees should be an independent director. The charters of each of these committees and the Board of Directors Governance Guidelines are available free of charge on the “About Stanley” section of the company’s website at www.stanleyworks.com or upon written request to The Stanley Works, 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations. Changes to any charter, the Board’s Independence Guidelines or the Corporate Governance Guidelines will be reflected on the company’s website.

Executive Committee.    The Executive Committee exercises all the powers of the Board of Directors during intervals between meetings of the board; however, the Executive Committee does not have the power to declare dividends or to take actions reserved by law to the Board of Directors.

Audit Committee.    The Audit Committee nominates the company’s independent auditing firm, reviews the scope of the audit, and approves in advance management consulting services, and reviews with the independent auditors and the internal auditors their activities and recommendations including their recommendations regarding internal controls and critical accounting policies. The Committee meets with the independent auditors, the internal auditors, and management, each of whom has direct and open access to the Committee. The Board of Directors has made the determination that all of the members of the Audit Committee are independent according to the Board’s Independence Standards, the applicable rules of the Securities and Exchange Commission and as independence is defined in Sections 303A and 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards. Directors who are not Committee members may attend any of the Committee’s meetings they wish to attend. The Board of Directors has determined that John G. Breen meets the requirements for being an Audit Committee Financial Expert as that term is defined in Item No. 401(h) of Regulation S-K. The Audit Committee operates under a charter, which is available free of charge on the “About Stanley” section of the company’s website at www.stanleyworks.com.

Corporate Governance Committee.    The Corporate Governance Committee makes recommendations to the board as to board membership and considers names submitted to it in writing by shareholders. The Committee recommends directors for board committee membership and as committee chairs, and recommends director compensation. The Committee has taken the lead in articulating Stanley’s corporate governance guidelines and establishing a procedure for evaluating board performance. The Committee also approves policy guidelines on charitable contributions. The company’s By-Laws require that any director be a shareholder of the company. While the Committee does not have specific minimum qualifications for potential directors, all director candidates, including those recommended by shareholders, are evaluated on the same basis. Candidates are considered in light of the entirety of their credentials. The Board of Directors has made the determination that all of the members of the Corporate Governance Committee are independent according to the Board’s Independence Standards, applicable rules of the Securities and Exchange Commission and as independence is defined in Sections 303A and 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards.

Shareholders who wish to submit names to be considered by the Corporate Governance committee for nomination for election to the Board of Directors should send written notice to the Secretary of the company at its principal executive offices at least 60 days but no more than 90 days prior to the anniversary of the date of the previous year’s annual meeting, which notice should set forth (i) the name, age, business address and residence address of each such person, (ii) the principal occupation or employment of each such person, (iii) the number of shares of capital stock of Stanley that are beneficially owned by each such person and (iv) such other information concerning each such person as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of each such nominee.

In 2003, the company engaged a third party search firm to assist it in its search for a new chief executive officer and chairman of the Board of Directors. The company has recently engaged a third party search firm to assist it in identifying potential nominees for its Board of Directors.

Compensation and Organization Committee.    The Compensation and Organization Committee determines the compensation of executive officers and of non-officer senior executives. The Committee also administers the company’s executive compensation plans. The Board of Directors has made the determination that all of the members of the Compensation and Organization Committee are independent according to the Board’s Independence Standards, applicable rules of the Securities and Exchange Commission and as independence is defined in Sections 303A and 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards.

Finance and Pension Committee.    The Finance and Pension Committee advises in major areas concerning the finances of the company and oversees the company’s administration of its qualified and non-qualified defined contribution and defined benefit retirement plans.

Compensation.    In 2003, Stanley paid its directors who were not employees of the company or any of its subsidiaries a $30,000 annual retainer. It also paid those directors a fee of $1,500 for each Board of Directors meeting attended ($750 if attendance was by conference telephone) and a fee of $1,500 for each meeting of a committee of the Board of Directors ($750 if attendance was by conference telephone). Committee chairs received an additional annual fee of $7,500. Non-employee directors could defer any or all of their fees in the form of Stanley Common Stock or as cash accruing interest at the five-year treasury bill rate; a director was required to defer his or her fees, in the form of Stanley Common Stock, so long as he or she owned fewer than 7,500 shares. In April of 2003, each non-employee director of the company received a ten-year option to purchase 3,000 of the company’s shares at an exercise price equal to the fair market value of such shares at the date of grant.

Executive Sessions and Communications with the Board.    The Board of Directors’ lead director, John Opie, presides over executive (non-management) meetings of the Board of Directors. Shareholders or others wishing to communicate with Mr. Opie or any other member of the Board of Directors may do so by mail, addressed to The Stanley Works, Lead Director (or other specific name or the Board generally), c/o Corporate Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053 or by calling The Stanley Works Ethics Hotline, an independent toll-free service at 1-800-424-2987 (extension 53822).

Business Conduct Guidelines.    The company has adopted a worldwide set of Business Conduct Guidelines applicable to all of its directors, officers and employees. A copy of these guidelines is available free of charge on the “About Stanley” section of the company’s website at www.stanleyworks.com or otherwise upon request.

Security Ownership of Certain Beneficial Owners

No person or group, to the knowledge of the company, owns beneficially more than five percent of the outstanding common shares, except as shown in this table. As of February 27, 2004, Citibank, N.A. owned of record 13.8 % of the outstanding common shares as Trustee under the Stanley Account Value (401(k)) Plan for the benefit of the plan participants.

(1) Title of class	(2) Name and address of beneficial owner	(3) Amount and nature of beneficial ownership	(4) Percent of class
Common Stock $2.50 par value	Barrow, Hanley, Mewhinney & Strauss, Inc. One McKinney Plaza 3232 McKinney Ave. 15th Floor Dallas, TX 75204-2429	5,476,910 shares (3,110,110 sole power to vote or direct the vote) (2,366,800 shared power to vote or direct the vote) (5,476,910 sole power to dispose or direct the disposition)	6.45%

Common Stock $2.50 par value	Capital Research & Mgmt. Co. 333 South Hope Street Los Angeles, CA 90071	5,044,600 shares (power to dispose) (4,200,000 sole voting power)	5.94%

Security Ownership of Directors and Officers

With the exception of John Trani, former Chairman and Chief Executive Officer, who owns beneficially 3.8% of the outstanding common shares, no director, nominee or executive officer owns more than 1% of the outstanding common shares. As of February 27, 2004, the executive officers and directors as a group owned beneficially approximately 4.8% of the outstanding common shares. The following table sets forth information as of February 27, 2004 with respect to the shareholdings of the directors, nominees, each of the executive officers named in the table on page 9, and all directors, nominees, and executive officers as a group (the beneficial owner of the shares shown for the most part has sole voting and sole investment power):

Name	Common Shares Owned		Percent of Class Owned

John G. Breen	15,363	(1)(2)	*
Robert G. Britz	10,590	(1)(2)	*
Stillman B. Brown	59,500	(1)	*
Virgis W. Colbert	3,192	(1)(2)	*
Joseph J. DeAngelo	5,359		*
John H. Garlock, Jr.	27,008	(1)(3)	*
Paul M. Isabella	61,941	(1)	*
Emmanuel A. Kampouris	19,000	(1)	*
Eileen S. Kraus	35,886	(1)(2)	*
James M. Loree	339,511	(1)(3)(4)	*
John F. Lundgren	0		*
John D. Opie	18,044	(1)(2)	*
John M. Trani	3,192,019	(1)(3)	3.8
Kathryn D. Wriston	28,500	(1)	*
Directors and executive officers as a group (18 persons)	4,080,836	(1)(2)(3)(4)	4.8

*	Less than 1%
(1)	Includes shares which may be acquired by the exercise of stock options, as follows: Mr. Breen, 9,000; Mr. Britz, 6,000; Mr. Brown, 19,500; Mr. Colbert, 2,318 Mr. Garlock, 25,000; Mr. Isabella, 44,000; Mr. Kampouris, 6,000; Mrs. Kraus, 19,500; Mr. Loree, 250,000; Mr. Opie, 9,000; Mr. Trani, 3,000,000; and Mrs. Wriston, 17,500; and all directors and executive officers as a group, 3,637,818.
(2)	Includes the share accounts maintained by Stanley for those of its directors who have deferred their director fees, as follows: Mr. Breen, 6,363; Mr. Britz, 3,590; Mr. Colbert, 874; Mrs. Kraus, 16,151; Mr. Opie, 7,044; and all directors as a group, 34,022.
(3)	Includes shares held as of February 27, 2004 under Stanley’s savings plans, as follows: Mr. Garlock, 1,445; Mr. Loree, 3,204; Mr. Trani, 55,706; and all directors and executive officers as a group, 78,337.
(4)	Includes the share unit account maintained by Stanley, as follows: Mr. Loree, 80,000; and all directors and executive officers as a group, 80,000.

Audit Committee Report

In connection with the January 3, 2004 financial statements, the Audit Committee: (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required to be discussed under Statement on Auditing Standards No. 61; (3) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and discussed with the independent auditors the independent auditors’ independence. Based upon these reviews and in reliance upon these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for filing with the SEC.

Audit Committee

John G. Breen (Chair)

Eileen S. Kraus

John D. Opie

Executive Compensation

Report of the Compensation and Organization Committee of the Board of Directors

The Compensation and Organization Committee of the Board of Directors is composed of four non-employee directors. The Committee determines the performance and award under the Management Incentive Compensation Plan (“MICP”) for the chief executive officer and makes recommendations to the Board as to his salary (the board then determines such salary). The Committee itself determines the salaries and MICP performance and awards for executive officers other than the CEO. The Committee also administers the long-term incentive plans and makes stock option grants.

Overview

In addition to providing the benefits under the company’s pension and savings plans generally provided to all salaried employees in the United States, Stanley has used a number of elements in compensating its executives: salary; annual incentives; long-term incentives; ten-year stock options; and share units. The Committee believes that this combination of elements results in a substantial portion of total compensation being at risk and appropriately relates to the achievement of increased shareholder value through profitable growth. With the exception of certain compensation payable to Mr. Trani under the terms of the employment agreement between him and Stanley, the Committee’s general intent is to take appropriate steps so that the compensation other than salary paid to executive officers meets the requirements for “performance-based compensation” (including shareholder approval) and is therefore deductible for federal income tax purposes by Stanley under Section 162(m) of the Internal Revenue Code.

Salaries

Stanley regularly participates in surveys of salaries and overall compensation. In 2003, the Committee retained the services of an independent executive compensation consultant to evaluate the compensation levels of the company’s executive officers. Using 2003 compensation surveys and data published in 2003 proxy statements for the Peer Group reflected in the line graph on page 14, the consultant compared Stanley’s salary and compensation packages with those of other similarly-sized manufacturing companies, including all of those included in the Peer Group. In 2003, as in prior years, actual base salary determinations were made on the basis of (a) this survey data, (b) individual performance (as evaluated by the Committee in its discretion), and (c) other factors that the Committee deems relevant. The 2003 salary of Mr. Trani is above the median of the survey data. The 2003 salaries of the other U.S. based executives named in the table on page 9 are competitive with the median of the market for their respective positions.

Annual Incentive

In 2003 the Committee used the MICP to compensate executives based on the company’s core net earnings, core net earnings per share, and core return on adjusted capital employed as those terms are defined in the MICP. The MICP provided for annual incentive awards to 105 selected key executives for 2003. In 2003, the Committee also adopted a 2003 Second Half Incentive Plan, which was designed to compensate the executives named in the table on page 9 and fourteen other senior executives based on the company’s earnings per share and sales for the second half of 2003.

Long-Term Incentive

The 36-month goals established in 2000 under the 1997 Long-Term Incentive Plan provided goals of return on capital employed, core earnings per share over the period, and cash flow over the period.

Market Appreciation of Stanley’s Shares

The Committee uses stock options to compensate executives based on market appreciation of Stanley’s shares, creating for executives an identity of interest with the company’s shareholders. The Committee plans to make annual stock option grants to its executive officers and certain other key employees, and to make occasional grants to other key employees. It is anticipated that the grants will be non-qualified stock options with a term of up to ten years and an exercise price equal to at least the fair market value of Stanley’s common shares at the time of grant.

The Committee has established guidelines for minimum stock ownership. These guidelines provide that over a five-year period stock ownership will reach the following minimum levels, expressed as a multiple of base salary: five times for the chief executive officer; two times for the others appearing in the table on page 9, the other executive officers, and certain heads of product groups; and one time for all other participants in the company’s long-term incentive plans.

Conclusion

Through the programs described above, a very significant portion of the company’s executive compensation is linked directly to corporate performance and stock price appreciation. The Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

Compensation and Organization Committee

Virgis W. Colbert (Chair)

Robert G. Britz

Stillman B. Brown

Emmanuel A. Kampouris

Summary Compensation Table

This table shows the compensation earned for service in all capacities during the last three fiscal years for Stanley’s chief executive officer and its next four most-highly compensated executive officers.

				Long-term Compensation

	Annual Compensation			Awards		Payouts

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Award(s) ($)	Shares Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

John M. Trani	2003	1,200,000	2,000,000	0	0	0	432,325
Chairman and CEO	2002	1,200,000	1,725,000	0	300,000	912,500	186,739
	2001	1,100,000	2,300,000	0	300,000	0	170,381

James M. Loree	2003	500,000	775,000	0	100,000	0	83,421
Executive Vice President	2002 2001	404,167 350,000	375,000 310,000	0	125,000	152,281	31,535
and CFO				0	100,000	0	23,889

Joseph J. DeAngelo	2003	320,385	700,000	1,604,254	450,000	0	49,978
Executive Vice President	2002 2001
Tools Group

John H. Garlock, Jr.	2003	320,000	350,000	0	25,000	0	179,704
President, Fastening	2002	295,000	200,000	0	50,000	25,344	23,389
Systems	2001	275,000	175,000	0	15,000	0	42,396

Paul M. Isabella	2003	309,167	355,000	0	50,000	0	28,990
VP, Operations	2002	300,000	130,000	0	50,000	10,750	6,584
	2001	254,808	150,000	174,643	121,000	0	44,271

Footnote to Column (d) of Summary Compensation Table

Of the amounts listed in the Bonus column for 2003, $800,000, $400,000, $400,000, $150,000 and $225,000 reflect amounts earned in 2003 by Messrs. Trani, Loree, DeAngelo, Garlock, and Isabella, respectively, under Stanley’s 2003 Second Half Incentive Plan. This plan was designed to compensate these and certain other senior executives for the achievement of certain financial targets during the second half of 2003. It also replaced any and all long-term incentive compensation to be paid to such executives in respect of fiscal year 2003. Except in the case of Mr. Trani, who was paid in 2004, payment of the portion of each executive’s bonus attributable to the 2003 Second Half Incentive Plan is subject to his continued employment with Stanley through the scheduled payment date in the first quarter of 2005.

Footnote to Column (e) of Summary Compensation Table

At the end of the year, Mr. Trani’s aggregate restricted share units totaled 200,000 fully vested units on which dividend equivalents are paid, with a value, based on the year-end closing price of $37.73 of $7,546,000. At the end of the year, Mr. Loree’s aggregate restricted share units totaled 80,000 fully vested units on which dividend equivalents are paid; they have a value, based on the year-end closing price of $37.73 of $3,018,400. At the end of the year, Mr. DeAngelo’s aggregate restricted share units totaled 62,544 units on which dividend equivalents are paid, with a value, based on the year-end closing price of $37.73 of $2,359,785.

Footnote to Column (f) of Summary Compensation Table

Mr. DeAngelo’s reported shares underlying options included a grant of 400,000 options issued by the company upon commencement of his employment on March 31, 2003.

Footnote to Columns (d), (e) and (f) of Summary Compensation Table

On February 9, 2004, Mr. DeAngelo announced his resignation from the company. If, as the company expects, he concludes his employment with the company on April 2, 2004, the figures reported in columns (d), (e) and (f) would be, as of that date, $300,000, $641,706 and $0 respectively.

Footnote to Column (h) of Summary Compensation Table

Consists of relocation expenses including gross up for taxes; company contributions to defined contribution plans including contributions to the “cornerstone account” defined contribution plan, and life insurance premiums. Cornerstone account contributions for Messrs. Trani, Loree and Isabella will offset pension benefits described in the tables on page 11-12.

Name	Year	Relocation Expenses	Defined Contribution Plans	Insurance	Column (h) Total

John M. Trani	2003	0	377,325	55,000	432,325
	2002	0	122,500	64,239	186,739
	2001	0	101,500	68,881	170,381

James M. Loree	2003	0	74,375	9,046	83,421
	2002	0	24,996	6,539	31,535
	2001	0	18,287	5,602	23,889

Joseph J. DeAngelo	2003	26,444	16,019	7,515	49,978
	2002
	2001

John H. Garlock, Jr.	2003	127,662	44,200	7,842	179,704
	2002	0	16,450	6,939	23,389
	2001	26,354	9,713	6,329	42,396

Paul M. Isabella	2003	0	21,958	7,032	28,990
	2002	0	0	6,584	6,584
	2001	43,296	0	975	44,271

Option Grants in 2003

Except for a single grant of 400,000 options on April 22, 2003 to Joseph J. DeAngelo, the stock options granted in 2003 were granted on October 16, 2003; 25% of the options granted to each individual are exercisable on each of the following four anniversaries of the grant.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

Name (a)	Number of Shares Underlying Options Granted (#) (b)	% of Total Options Granted to Employees in Fiscal Year (c)	Exercise ($/ Share) (d)	Expiration Date (e)	5% (f)	10% (g)

J.M. Trani	0	0	0	0	0	0
J.M. Loree	100,000	5.71%	$31.31	10/16/2013	1,969,086	4,989,875
J.J. DeAngelo	400,000	22.84%	$22.80	4/22/2013	5,735,568	14,534,544
	50,000	2.86%	$31.31	10/16/2013	984,543	2,494,937
J.H. Garlock, Jr.	25,000	1.43%	$31.31	10/16/2013	492,271	1,247,469
Paul M. Isabella	50,000	2.86%	$31.31	10/16/2013	984,543	2,494,937
All Shareholders (based on market price on October 16, 2003)	—	—	—	—	1,595,732,189	4,043,756,384
Named Executive Officers’ percentage of realizable value gained by all shareholders	—	—	—	—	0.6%	0.6%

Aggregated Option Exercises in 2003 and 2003 Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Shares Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End ($) Exercisable/ Unexercisable
(a)	(b)	(c)	(d)	(e)

J.M. Trani	0	0	3,600,000/0	30,325,980/0
J. M. Loree	0	0	250,000/325,000	2,879,055/1,427,500
J.J. DeAngelo	0	0	0/450,000	0/6,171,500
J.H. Garlock, Jr.	0	0	25,000/115,000	452,905/931,655
P.M. Isabella	0	0	44,000/160,000	409,615/632,500

Retirement Benefits

Prior to July 31, 2001, Stanley maintained both a qualified retirement plan and a non-qualified supplemental retirement plan for U.S. employees employed prior to July 1, 1997, including Mr. Trani who, for these purposes, had 11 years of credited service. Stanley ceased accruals under these plans with respect to service performed after January 31, 1998 and with respect to increases in compensation after May 31, 2001. Instead, the company makes contributions to a “cornerstone account” under qualified and non-qualified defined contribution plans. The company terminated the qualified retirement plan, effective July 31, 2001. Pursuant to the termination and liquidation of the qualified retirement plan, covered employees were given the option to receive their qualified retirement plan benefits in the form of an immediate annuity contract, an immediate lump sum payment or a deferred annuity contract. However, benefits under the non-qualified supplemental retirement plan will continue to be payable under that plan following an employee’s termination of employment. Ordinarily, benefits will be payable monthly for life or as a lump sum following termination of employment (pension payments are guaranteed to total at least as much as the lump sum would have been).

The following table shows the aggregate annual defined benefit pension under the qualified retirement plan and the non-qualified supplemental retirement plan provided to certain salaried employees, including Mr. Trani. The amounts shown below are in addition to any benefits the employee may be entitled to receive under Social Security, and include any benefits previously distributed from the qualified retirement plan in the form of an immediate annuity contract, an immediate lump sum payment or a deferred annuity contract, as well as any amounts payable under Stanley’s non-qualified supplemental retirement plan. Average annual compensation takes into account salary and bonus through May 31, 2001, and in the case of Mr. Trani is $2,044,563. The aggregate annual defined benefit pension is based on an unreduced annual benefit payable at age 65.

Average Annual Compensation for the Highest 5 Consecutive of the Last 10 Years of Employment Preceding May 31, 2001	Approximate Annual Pension Upon Retirement at Age 65
	15 Years of Service	20 Years of Service	25 Years of Service	30 Years of Service	35 Years of Service
$ 400,000	$75,712	$100,950	$126,187	$151,425	$176,662
800,000	155,122	206,830	258,537	310,245	361,952
1,200,000	234,532	312,710	390,887	469,065	547,242
1,600,000	313,942	418,590	523,237	627,885	732,532
2,000,000	393,352	524,470	655,587	786,705	917,822
2,400,000	472,762	630,350	787,937	945,525	1,103,112

The following table shows the approximate annual pension provided to a number of executives including Messrs. Trani, Loree and Isabella (who, for this purpose, have years of credited service of 17 years, 4 years and 4 years, respectively) under Stanley’s executive retirement program. This pension includes the pension shown in the table above, the “cornerstone account” defined contribution plan account balance which balance is also reported in the summary compensation table on page 9, and any benefits the employee may be entitled to receive under Social Security. Average Annual compensation takes into account salary and bonus, which are the amounts shown in columns (c) and (d) of the summary compensation table on page 9. The aggregate annual pension is based on an unreduced annual benefit payable at age 60. Pensions are payable monthly for life or in a lump sum.

Average Annual Compensation for the Highest 36 Consecutive Months	Approximate Annual Pension Upon Retirement at Age 60
	15 Years of Service	20 Years of Service	25 Years of Service	30 Years of Service	35 Years of Service
$ 400,000	$140,000	$180,000	$200,000	$200,000	$200,000
800,000	280,000	360,000	400,000	400,000	400,000
1,200,000	420,000	540,000	600,000	600,000	600,000
1,600,000	560,000	720,000	800,000	800,000	800,000
2,000,000	700,000	900,000	1,000,000	1,000,000	1,000,000
2,400,000	840,000	1,080,000	1,200,000	1,200,000	1,200,000
2,800,000	980,000	1,260,000	1,400,000	1,400,000	1,400,000
3,200,000	1,120,000	1,440,000	1,600,000	1,600,000	1,600,000

The following shows the approximate minimum annual pension provided to Mr. Trani (who for these purposes is credited with 18.25 years of service as of his start at Stanley and therefore is deemed to have 25 credited years of service) under an enhanced retirement program provided to him which at age 60 provides benefits of 1.75% times years of service times average pay, with a maximum benefit at age 60 (March 15, 2005 after 26 and one-half years of deemed service) of 46.375% of average pay, less $83,280. The amount shown is inclusive of the pension he would receive under the immediately preceding table (inclusive of the “cornerstone account” defined contribution plan account balance which balance is also reported in the summary compensation table on page 9) and will only be paid if it yields a larger pension than the benefits shown in the immediately preceding table. The amount shown is in addition to any benefits he may be entitled to receive under Social Security. Average Annual compensation takes into account salary and bonus, which are the amounts shown in columns (c) and (d) of the summary compensation table on page 9. The estimated amount of this benefit payable as a joint and survivor annuity to Mr. Trani is $1,364,914.

In accordance with the provisions of the letter offering Mr. Garlock employment, in the event Mr. Garlock’s employment with Stanley continues until he reaches age 62, Stanley will, if necessary, increase his retirement benefit such that he will receive a total lump sum benefit, including benefits under the company’s defined contribution plan, of not less than $2,900,000 upon his retirement.

Supplemental Retirement Plan

Stanley’s “qualified” retirement plans are subject to certain limitations on benefits under the Internal Revenue Code. Stanley’s supplemental retirement plan for certain salaried employees is designed to restore these benefits on a non-qualified basis.

Executive Officer Agreements

In 2000, Mr. Trani and Stanley entered into an employment agreement. The initial term of the agreement was for three years, beginning on January 1, 2000 and ending on December 31, 2002. The term of this agreement was extended for one year and expired on December 31, 2003. Mr. Trani’s employment agreement provided for him to be paid an annual salary of $1,000,000 in 2000 and an annual base salary at a rate determined by the board for subsequent periods; for him to participate in the company’s annual bonus plan and to receive, for the company’s 2000 fiscal year, a bonus in the range of 90% to 270% of his salary (assuming the company achieved its targeted performance); for him to receive a stock option grant covering one million shares; and for him to receive additional stock option, share unit and/or other equity-based awards as determined by the Compensation and Organization Committee or the board. Effective as of December 31, 2003, Mr. Trani retired as Stanley’s Chairman and CEO pursuant to a retirement agreement with the company which superceded his employment agreement. The retirement agreement provides for Mr. Trani to receive, subject to his continued compliance with noncompetition, nonsolicitation and confidentiality covenants, 24 monthly payments of $243,750 over the two years following his retirement; an annual bonus under the MICP in an amount not less than his MICP bonus for 2002; two years of additional age and service credit at an assumed annualized rate of compensation equal to his 2002 compensation (salary plus bonus) for purposes of determining his non-qualified supplemental retirement benefits; two years of continued health, welfare and insurance coverage; continued office space and secretarial services in New Britain, CT for three years; and reimbursement of up to $25,000 of his legal fees incurred in connection with the preparation and negotiation of the retirement agreement.

Each of our executive officers named in the summary compensation table on page 9 entered into a change of control severance agreement with the company on May 9, 2003. These agreements continue in effect for two years; provided, however, that on the first anniversary of the date above (and each anniversary thereafter) the term of each agreement will be extended for an additional year unless 90 days’ advance notice is given not to extend the term. In addition, if a change in control (as defined in the agreement) occurs during the term, the term of each such agreement will not expire earlier than two years from the date of the change of control.

In order to receive benefits under the agreement, an executive officer must incur a qualifying termination of employment during the term of the agreement. A qualifying termination of employment will occur if the executive officer’s employment is actually or constructively terminated (i) within two years following a change in control, (ii) in contemplation of a change in control or (iii) prior to a change in control at the direction of an entity or person who has entered into an agreement which if consummated would constitute a change in control.

If an executive officer incurs a qualifying termination, he will be entitled to, among other things, (i) a payment equal to 3 times (for Messrs. Trani, Loree and DeAngelo) or 2.5 times his annual base salary; (ii) a cash payment equal to 3 times (for Messrs. Trani, Loree and DeAngelo) or 2.5 times his annual bonus over the 3 years prior to termination; (iii) continuation of certain benefits and perquisites for 3 years (for Messrs. Trani, Loree and DeAngelo) or 2.5 years (or, if shorter, until similar benefits are provided by the executive officer’s new employer); and (iv) a payment reflecting the actuarial value of an additional 3 years (for Messrs. Trani, Loree and DeAngelo) or 2.5 years of service credit for retirement pension accrual purposes under any defined benefit or contribution pension plans maintained by the company. The executive officers will also be entitled to receive additional payments to the extent necessary to compensate them for any excise taxes payable by them under the federal laws applicable to excess parachute payments.

Comparison of 5 Years’ Cumulative Total Return Among The Stanley Works, S&P 500 Index and Peer Group

Set forth below is a line graph comparing the yearly percentage change in the company’s cumulative total shareholder return for the last five years to that of the Standard & Poor’s 500 Stock Index (an index made up of 500 companies including The Stanley Works) and the Peer Group. The Peer Group is a group of 11 companies, including Stanley, that serve the same markets Stanley serves and many of which compete with one or more product lines of Stanley. Total return assumes reinvestment of dividends.

The points in the above table are as follows:

	End 1998	End 1999	End 2000	End 2001	End 2002	End 2003
The Stanley Works	$100.00	$111.14	$116.15	$176.45	$128.79	$141.04
S&P 500	100.00	119.53	107.41	93.40	71.57	90.46
Peer Group	100.00	94.81	90.63	96.29	94.32	121.03

Assumes $100 invested on December 31, 1998 in Stanley’s common stock, S&P 500 Index and the Peer Group. The Peer Group consists of the following 11 companies: The Black & Decker Corporation, Cooper Industries, Inc., Danaher Corporation, Illinois Tool Works Inc., Ingersoll-Rand Company, Masco Corporation, Newell Rubbermaid Inc., Pentair, Inc., Snap-On Incorporated, The Sherwin-Williams Company and The Stanley Works.

ITEM 2—APPROVAL OF INDEPENDENT AUDITORS

Independent Auditors

The second item of business to be considered is the approval of independent auditors for the 2004 fiscal year. Subject to the action of the shareholders at the Annual Meeting, the Board of Directors, on recommendation of the Audit Committee, has appointed Ernst & Young LLP, certified public accountants (Ernst & Young), as the independent auditors to audit the financial statements of the company for the current fiscal year. In the event the shareholders fail to ratify the appointment, the Audit Committee will consider it a direction to consider other auditors for the subsequent year. Because it is difficult and not cost effective to make any change in independent auditors so far into the year, the appointment of Ernst & Young would probably be continued for 2004, unless the Audit Committee or the Board of Directors finds additional good reason for making an immediate change. Ernst & Young and predecessor firms have been the company’s auditors for the last 60 years. Representatives of Ernst & Young will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR approving Ernst & Young LLP as independent auditors for the year 2004.

Fees of Independent Auditors

General.    In addition to retaining Ernst & Young to audit the Company’s consolidated financial statements for 2003, the company retained Ernst & Young and other accounting and consulting firms to provide advisory, auditing and consulting services in 2003. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by Ernst & Young. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally subject to a specific budget. The Audit Committee may delegate pre-approval authority to one or more of its members. Ernst & Young and management are required to periodically report to the full Audit Committee regarding the extent of services provided by Ernst & Young in accordance with the Committee’s policies. Less than 1% of the fees paid to Ernst & Young under the categories “audit-related,” “tax services,” and “other services” were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established by the Securities and Exchange Commission. All other such services were pre-approved by the Audit Committee. The aggregate fees billed to the company by Ernst & Young for professional services in 2002 and 2003 were as follows:

Audit Fees.    The aggregate fees billed by Ernst & Young to the company for professional services rendered for the audit of the company’s annual financial statements for 2002 and 2003 and the reviews of the financial statements included in the company’s Forms 10-Q for 2002 and 2003 were $958,000 in 2002 and $795,000 in 2003.

Audit Related Fees.    The aggregate fees billed by Ernst & Young to the company in 2002 and 2003 for professional services rendered for assurance and related services that are reasonably related to the performance of the audit of the company’s annual financial statements were $920,200 and $1,955,000 respectively. Audit related services generally include fees for pension and statutory audits, consultations and filings with the Securities and Exchange Commission.

Tax Fees.    The aggregate fees billed by Ernst & Young to the company in 2002 and 2003 for professional services rendered for tax compliance, tax advice and tax planning were $2,071,000 and $2,935,000 respectively. Tax services include domestic and foreign tax compliance and consulting.

All Other Fees.    There were no fees billed by Ernst & Young to the company for services rendered by Ernst & Young, other than for audit services, audit related services and tax services in either 2002 or 2003.

ITEM 3—SHAREHOLDER PROPOSAL

The following proposal was submitted by a shareholder of the company. The company is not responsible for the contents of the proposal. Share holdings of the proposing shareholder, as well as its name and address, will be supplied promptly upon oral or written request.

RESOLVED, that the shareholders of The Stanley Works urge the Board of Directors to take the necessary steps to eliminate the classification of the Board of Directors of the Company and to require that all directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of directors previously elected.

Supporting Statement of Proposing Shareholders

We believe the election of directors is the most powerful way Stanley Works’ shareholders influence the strategic direction of our company. Currently the Board is divided into three classes of three members each. Each class serves staggered three-year terms. Because of this structure, shareholders may only vote on roughly one third of the directors each year.

The staggered term structure of Stanley Works’ Board is not in the best interests of shareholders because it reduces accountability and is an unnecessary anti-takeover device. Shareholders should have the opportunity to vote on the performance of the entire Board of Directors each year. We feel that such annual accountability serves to keep directors closely focused on the performance of top executives and on increasing shareholder value. Annual election of all directors give shareholders the power to either completely replace their board, or replace a majority of directors, if a situation arises which warrants such drastic action.

We do not believe destaggering the Board of Stanley Works will be destabilizing to our company or impact the continuity of director service. Our directors, like the directors of the overwhelming majority of other public companies, are routinely elected with over 95% shareholder approval.

There are indications from studies that classified boards and other anti-takeover devices have an adverse impact on shareholder value. A 1991 study by Lilli Gordon of the Gordon Group and John Pound of Harvard University found that companies with restrictive corporate governance structures, including those with classified boards, are “significantly less likely to exhibit outstanding long-term performance relative to their industry peers.”

A growing number of shareholders appear to agree with our concerns. According to the Investor Responsibility Research Center (IRRC), in 2003, a majority of shareholders supported shareholder proposals asking their boards to repeal classified board structures at 36 companies, including Federated Department Stores (88.6% support), Avon Products (80.5% support), Baker Hughes (85.6% support), and Starwood Hotels (79.5% support).

At our company 60.8% of the shareholders supported this resolution at the 2003 annual meeting. The Board of Directors of The Stanley Works has not taken any action in response to this majority vote.

A growing number of company boards of directors are joining this consensus, and are taking action to elect all members of their board annually. Great Lakes Chemical, Hasbro, Bausch & Lomb, Freeport-McMoRan Copper and Gold, Dell Computer Corporation, Reebok, Pfizer, and SBC, among others have taken board action to declassify their boards.

We believe that adoption of this proposal will be beneficial to the company and its shareholders.

Statement of Board of Directors Recommending A Vote Against This Shareholder Proposal

The Board of Directors has given careful consideration to the shareholder proposal requiring that all members of the Board be elected annually. The Board takes the views of its shareholders seriously and recognizes that a significant number of shares that were voted supported a similar proposal presented at the 2003 Annual Meeting. As a result, in connection with the Board’s consideration of this year’s proposal, management consulted outside counsel, the company’s investment bankers and its proxy solicitors. The Board has determined after careful review that this proposal is not in the best interest of Stanley or our shareholders, and unanimously recommends that you vote against it.

Classified boards of directors are very common among large public corporations. According to the 2003 report by the Investor Responsibility Research Center, 62% of the companies in the S&P 500, 65% of the companies in the S&P MidCap, 61% of the companies in the S&P SmallCap and 63% of the companies in the S&P 1,500 have classified boards. These percentages have not changed significantly in recent years. Of the companies in Stanley’s peer group, The Black and Decker Corporation, Cooper Industries, Inc., Danaher Corporation, Illinois Tool Works, Ingersoll-Rand Company, Masco Corporation, Newell Rubbermaid Inc., Pentair, Inc., Snap-On Incorporated and The Sherwin-Williams Company, 70% have classified boards of directors.

Stanley currently has three classes of directors with members serving three-year terms. The directors are grouped into three classes approximately equal in number and serve staggered three-year terms. Thus, each year approximately one-third of the Board is up for election. This method of electing directors was adopted in 1983 by the affirmative vote of more than 75% of the outstanding shares of the company.

The Board believes that the classified board has served the company and its shareholders very well over the last twenty years and continues to be in the best interests of the shareholders. It provides continuity and stability of leadership to ensure that the majority of directors will always have prior experience as directors of Stanley. The Board believes that a classified board is best suited to maximize both short and long-term shareholder value. For instance, continuity on the Board is critical to developing, refining and executing our long-term strategic goals. The Board also believes that continuity provides directors with a historical perspective of Stanley’s business and products and enhances its ability to make fundamental decisions that are best for Stanley— decisions on strategic transactions, significant capital commitments and careful deployment of financial and other resources. It is also the Board’s opinion that electing directors to three-year terms, rather than one-year terms, enhances the independence of nonmanagement directors by providing them with a longer assured term of office.

The Board believes that the classified board structure also enhances the Board’s ability to negotiate the best results for the shareholders in a takeover situation. Absent a classified board, a potential acquirer could gain control of Stanley by replacing a majority of the Board (if not the entire Board) with its own slate of nominees at a single annual meeting by a simple plurality of the votes cast, and without paying any premium to Stanley’s shareholders. With a classified board of directors, potential acquirers are forced to negotiate with the Board since at least two annual meetings would be required to effect a change in control of the Board. Therefore, this structure gives the Board the time and leverage necessary to negotiate on behalf of shareholders, to evaluate the adequacy and fairness of any takeover proposal and to consider alternative methods of maximizing shareholder value. We believe this negotiating ability is very important to ensure that shareholder value is maximized in the short term.

The proponent of the proposal cites a 1991 study by Lilli Gordon and John Pound to support the assertion that classified boards have an adverse impact on shareholder value. Shareholders should be aware that the testing period for the data included in the study ended in 1989, over fourteen years ago. Shareholders should also be aware that other commentators, including Joseph A. Grundfest, in a Stanford Law Review article entitled “Just Vote No,” Lawrence A. Mitchell, in a Vanderbilt Law Review article entitled “A Critical Look at Corporate Governance” and Bernard S. Black, in a UCLA Law Review article entitled “The Value of Institutional Investor Monitoring,” have noted that the study does not establish a causal relationship between governance structures, including classified boards, and company performance. Accordingly, the Board believes that shareholders should not rely on the study in determining how to vote on the proposal. In addition, although the proponent of the proposal asserts that 60.8% of the shareholders supported the proposal at the 2003 Annual Meeting, the Board noted that the proposal received approval from less than a majority of all outstanding shares eligible to vote.

The Board of Directors does not believe that the benefits of the current classified board are achieved at the cost of a failure of accountability to shareholders. All directors are required by law to uphold their fiduciary responsibility to the company’s shareholders regardless of their term of office. In addition, the new corporate governance requirements under the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange rules increase significantly the Board’s responsibilities to shareholders.

Shareholders should be aware that this item is only a recommendation and would not automatically eliminate the classified board.

Accordingly, the Board of Directors recommends a vote AGAINST this proposal.

VOTING INFORMATION

Only shareholders of record as of February 27, 2004 are entitled to vote

Stanley has only one class of shares outstanding. Only shareholders of record at the close of business on February 27, 2004, as shown in our records, will be entitled to vote, or to grant proxies to vote, at the annual meeting. On the record date, 84,949,584 shares of common stock, $2.50 par value, were outstanding and entitled to vote. On all matters voted upon at the Annual Meeting and any adjournment or postponement thereof, the holders of the common stock vote together as a single class, with each record holder of common stock entitled to one vote per share.

A majority of the votes entitled to be cast on a matter must be represented for a vote to be taken

In order to have a quorum, a majority of the votes entitled to be cast on a matter must be represented in person or by proxy at the Annual Meeting. If a quorum is not present, a majority of shares that are represented may postpone the meeting.

Vote required for approval

As long as holders representing at least a majority of the outstanding shares of Stanley common stock outstanding as of February 27, 2004 are present at the annual meeting in person or by proxy, the proposal to appoint Ernst & Young LLP as independent auditors for the year 2004 and the shareholder proposal will be approved if the number of votes cast in favor of each proposal exceeds the number of votes cast against that proposal. Directors will be elected by a plurality of votes cast at the Annual Meeting, provided that a quorum is present.

Voting your shares registered in your name or held in “street name”

The Board of Directors of the company is soliciting proxies from the shareholders of the company. This will give you the opportunity to vote at the Annual Meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions.

Shareholders of record may vote by any one of the following methods:

(1)	CALL 1-866-207-5347 from the US or Canada (this call is toll free) to vote by telephone anytime up to 2:00 a.m. EST on April 23, 2004 and follow the simple instructions provided in the recorded message.

(2)	GO TO THE WEBSITE: http://www.computershare.com/us/proxy to vote over the Internet anytime up to 2:00 a.m. EST on April 23, 2004 and follow the simple instructions provided on that site.

(3)	COMPLETE, SIGN, DATE AND MAIL your proxy card in the enclosed postage-prepaid envelope. Your proxy card must be received by Computershare Investor Services, LLC, Stanley’s transfer agent, prior to the commencement of the annual meeting at 9:30 a.m., EST, on April 23, 2004, unless you attend the meeting, in which event you may deliver your proxy card, or vote by ballot, at the meeting. If you are voting by telephone or by the Internet, please do not return your proxy card.

If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares.

Voting your shares held in the Stanley Account Value (401(k)) Plan

If you hold shares in the company through Stanley’s Account Value 401(k) Plan (the “401(k) Plan”), you can instruct the trustee (Citibank, N.A.) in a confidential manner, how to vote the shares allocated to you in the 401(k) Plan by one of the following three methods:

(1)	CALL 1-866-207-5348 from the US or Canada (this call is toll free) to vote by telephone anytime up to 2:00 a.m. EST on April 21, 2004 and follow the simple instructions provided in the recorded message.

(2)	GO TO THE WEBSITE: http://www.computershare.com/us/proxy to vote over the Internet anytime up to 2:00 a.m. EST on April 21, 2004 and follow the simple instructions provided on that site.

(3)	MARK, SIGN, DATE AND MAIL your instruction card in the enclosed postage-prepaid envelope. Your instruction card must be received by Computershare Investor Services, LLC, Stanley’s transfer agent, no later than 2:00 a.m. EST on April 21, 2004, to ensure that the trustee of the 401(k) Plan is able to vote the shares allocated to you in accordance with your wishes at the Annual Meeting. If you are voting by telephone or by the Internet, please do not return your instruction card. In addition, since only the trustee of the 401(k) Plan can vote the shares allocated to you, you will not be able to vote your 401(k) shares at the Annual Meeting.

Please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from other participants. The trust agreement also provides that unallocated shares are to be voted by the trustee in the same proportion as it votes allocated shares for which instructions are received from participants. Therefore, by providing voting instructions with respect to your allocated shares, you will in effect be providing instructions with respect to a portion of the unallocated shares and a portion of the allocated shares for which instructions were not provided as well. These voting provisions are subject to applicable law which requires the trustee to act as a fiduciary for 401(k) Plan participants. Therefore, it is possible that the trustee may vote allocated shares for which it does not receive instructions (as well as unallocated shares) in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law. The only way to ensure that the trustee votes shares allocated to you in the 401(k) Plan in accordance with your wishes is to provide instructions to the trustee in the manner set forth above.

If a participant in the 401(k) Plan has shares of common stock credited to his or her account and also owns other shares of common stock, he or she should receive separate proxy cards for shares credited to his or her account in the 401(k) Plan and any other shares that he or she owns. All such proxy cards should be completed, signed and returned to the transfer agent to register voting instructions for all shares owned by him or her or held for his or her benefit in the 401(k) Plan.

Changing your vote by revoking your proxy

If you have shares registered in your own name:

If you are a registered holder, there are three ways in which you may revoke your proxy and change your vote:

•	First, you may send a written notice to Stanley’s transfer agent, Computershare Investor Services, LLC at 7600 Grant Street, Burr Ridge, IL 60527-7275, stating that you would like to revoke your proxy. This notice must be received prior to commencement of the Annual Meeting at 9:30 a.m. on April 23, 2004.

•	Second, you may complete and submit a new later-dated proxy by any of the three methods described above under “Voting your shares registered in your name or held in ‘street name’.” The latest dated proxy actually received by Stanley in accordance with the instructions for voting set forth in this proxy statement prior to the Annual Meeting will be the one that is counted, and all earlier proxies will be revoked.

•	Third, you may attend the Annual Meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. You must vote in person at the meeting to revoke your proxy.

If a broker holds your shares in “street name”:

If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change or revoke your proxy with respect to those shares.

If you are a 401(k) Plan holder:

There are two ways in which you may revoke your instructions to the trustee and change your vote with respect to voting the shares allocated to you in the 401(k) Plan:

•	First, you may send a written notice to Stanley’s transfer agent, Computershare Investor Services, LLC at 7600 Grant Street, Burr Ridge, IL 60527-7275, stating that you would like to revoke your instructions to Citibank, N.A., the trustee for the 401(k) Plan. This written notice must be received no later than 2:00 a.m. EST on April 21, 2004 in order to revoke your prior instructions.

•	Second, you may submit new voting instructions under any one of the three methods described above under “Voting your shares held in the Stanley Account Value (401(k)) Plan.” The latest dated instructions actually received by Citibank, N.A., the trustee for the 401(k) Plan, in accordance with the instructions for voting set forth in this proxy statement, will be the ones that are counted, and all earlier instructions will be revoked.

How proxies are counted

Shares of the common stock represented by proxies received by the company (whether through the return of the enclosed proxy card, telephone or over the Internet), where the shareholder has specified his or her choice with respect to the proposals described in this Proxy Statement (including the election of directors), will be voted in accordance with the specification(s) so made. If your proxy is properly executed but does not contain voting instructions, or if you vote via telephone or the Internet without indicating how you want to vote with respect to any item, your shares will be voted “FOR” the election of all four nominees for the Board of Directors, “FOR” the ratification of the appointment of Ernst & Young LLP as auditors of the company’s financial statements for the year ending December 31, 2004 and “AGAINST” the shareholder proposal urging the Board of Directors to take the necessary steps to require that all members of the Board of Directors be elected annually. A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the Annual Meeting.

A properly executed proxy marked ABSTAIN will not be voted. However, it may be counted to determine whether there is a quorum present at the Annual Meeting.

The rules of the New York Stock Exchange determine whether proposals presented at shareholder meetings are routine or not routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote for the proposal without voting instructions from the owner. If a proposal is not routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is not routine and the owner does not provide any instructions. Under applicable New York Stock Exchange Rules, the election of directors and ratification of the selection of the company’s auditors are routine items. Under applicable New York Stock Exchange rules, the shareholder proposal is not a routine item.

Broker non-votes will not be counted with respect to the matters to be acted upon but will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

If you hold shares in the company through the Stanley Account Value (401(k)) Plan, please note that the trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will vote your allocated shares in the same proportion as it votes the allocated shares for which instructions are received from other participants. The trust agreement also provides that unallocated shares are to be voted by the trustee in the same proportion as it votes allocated shares for which instructions are received from participants. Therefore, by providing voting instructions with respect to your allocated shares, you will in effect be providing instructions with respect to a portion of the unallocated shares and a portion of the allocated shares for which instructions were not provided as well. These voting provisions are subject to applicable law which requires the trustee to act as a fiduciary for 401(k) Plan participants. Therefore, it is possible that the trustee may vote allocated shares for which it does not receive instructions (as well as unallocated shares) in a manner other than on a proportionate basis if it believes that proportionate voting would violate applicable law. The only way to ensure that the trustee votes shares allocated to you in the 401(k) Plan in accordance with your wishes is to provide instructions to the trustee in the manner set forth above under the heading “Voting your shares held in the Stanley Account Value (401(k)) Plan.”

Confidential voting

It is Stanley’s policy that all proxies, ballots and tabulations of shareholders who check the box indicated for confidential voting be kept confidential, except where mandated by law and other limited circumstances.

For participants in the 401(k) Plan, your instructions to the trustee on how to vote the shares allocated to you under the 401(k) Plan will be kept confidential. You do not need to request confidential treatment in order to maintain the confidentiality of your vote.

Solicitation of Proxies

Your proxy is solicited on behalf of the Board of Directors. The company will pay all of the expenses of the solicitation. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone by directors, officers and employees of the company, who will receive no additional compensation therefore. Stanley has retained D.F. King & Co. to aid in the solicitation of proxies; Stanley expects the additional expense of D.F. King’s assistance to be approximately $10,000. Stanley also will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners. Stanley will, upon request, reimburse these institutions for their reasonable expenses in sending proxies and proxy material to beneficial owners. A copy of the Annual Report on Form 10-K filed by the company with the Securities and Exchange Commission for its latest fiscal year is available without charge to shareholders at the company’s website at www.stanleyworks.com or upon written request to The Stanley Works, 1000 Stanley Drive, New Britain, Connecticut 06053, Attention: Investor Relations.

Shareholder proposals for the 2005 Annual Meeting

Shareholder proposals intended to be presented at the company’s 2005 Annual Meeting must be received by the Secretary not later than November 25, 2004 for inclusion in the proxy statement and form of proxy relating to such meeting, and must be received after January 24, 2005 and before February 23, 2005 to otherwise be properly presented to the meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Through inadvertence, a distribution of 7,818 shares of stock from restricted stock units in July to Joseph J. DeAngelo, was reported approximately 210 days late, in mid-February. Through inadvertence, a distribution of 2,612 shares of stock from restricted stock units in September to Paul M. Isabella was reported approximately 150 days late, in mid-February.

Questions

If you have questions about this proxy solicitation or voting, please call the company’s proxy solicitor, D.F. King & Co., Inc. at (800) 659-6590 or write to them at 48 Wall Street, New York, New York, 10005, or write to us at Office of the Secretary, 1000 Stanley Drive, New Britain, Connecticut 06053.

For the Board of Directors

BRUCE H. BEATT

Secretary

Directions to the Annual Meeting of Shareholders of The Stanley Works

THE STANLEY CENTER FOR LEARNING AND INNOVATION

1000 Stanley Drive

New Britain, Connecticut 06053

FROM NEW YORK STATE, DANBURY, WATERBURY VIA I-84 EAST:

Exit #37 (Fienemann Road). Right at stop light at end of ramp. Right at first stop light onto Slater Road. Approximately 1 mile to entrance for Mountain View Corporate Park (Stanley Drive). Right into entrance, follow driveway to The Stanley Works.

FROM MASSACHUSETTS OR BRADLEY AIRPORT VIA I-91 SOUTH TO I-84 WEST:

Exit #37 (Fienemann Road). Right at stop light at end of ramp. Right at second stop light onto Slater Road. Approximately 1 mile to entrance for Mountain View Corporate Park (Stanley Drive). Right into entrance, follow driveway to The Stanley Works.

SPRING LANE
HYDE RD.
FARMINGTON
FARMINGTON AVE.
NEW BRITAIN AVE.
TO WATERBURY
COOKE ST.
MAIN ST.
PLAINVILLE
MAIN ST.
Reservoir Rd.
High St.
FARMINGTON AVE.
Waterville Rd.
WEST MAIN ST.
SLATER RD.
MOUNTAIN RD.
CORBIN AVE.
BIRDSEYE RD.
Stanley Works
World Headquarters
WHQ
MOUNTAIN VIEW
CORPORATE PARK
PENDMANN RD.
BURRITT ST.
OSGOOD AVE
MYRTLE ST.
CORBIN AVE.
BERLIN
LEXINGTON ST.
FARMINGTON AVE.
BATTERSON PARK ROAD
84 East
TO HARTFORD
NEW BRITAIN
ALLEN ST.
ELM ST.
STANLEY ST.
EAST MAIN ST.
EAST ST.
84
72

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 – John G. Breen	☐	☐

02 – Virgis W. Colbert	☐	☐

03 – John F. Lundgren	☐	☐

B Issues				C Non Proposal

The Board of Directors recommends a vote FOR proposal 2.

	For	Against	Abstain		For	Against	Abstain
2. To approve Ernst & Young LLP as independent auditors for the year 2004.	☐	☐	☐	1. Confidential voting-Mark box at right if you wish this vote to remain confidential.	☐	☐	☐

The Board of Directors recommends a vote AGAINST proposal 3.

	For	Against	Abstain
3. To vote on a shareholder proposal urging that the Board of Directors take the necessary steps to require that all members of the Board of Directors be elected annually.	☐	☐	☐

C    Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator or guardian, please provide your FULL title. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

Proxy – THE STANLEY WORKS

Proxy for Annual Meeting of Shareholders

April 23, 2004

Solicited on behalf of the Board of Directors

The shareholder(s) of The Stanley Works appoint(s) Stillman B. Brown, Eileen S. Kraus and John D. Opie, or any of them, proxies, each with full power of substitution, to vote all shares of common stock of The Stanley Works held of record in the name(s) of the undersigned at the annual meeting of shareholders to be held at The Stanley Center for Learning & Innovation, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 23, 2004 at 9:30 a.m., and any adjournments or postponements thereof, with all powers the shareholder(s) would possess if personally present. The shareholder(s) hereby revoke(s) any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND AGAINST ITEM 3 LISTED ON THE REVERSE SIDE, AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR REGISTER YOUR VOTE IMMEDIATELY VIA PHONE OR INTERNET.

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet! Available 24 Hours a day 7 days a week!

You may choose one of the three voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet	To vote by Mail

• Call toll free 1-866-207-5347 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the simple instructions provided by the recorded message.When asked, please confirm your vote by pressing 1.

	• Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY • Enter the information requested on your computer screen and follow the simple instructions.	• Mark, sign and date the proxy card. • Return the proxy card in the postage-paid envelope (U.S. postage only) provided.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 2:00 a.m., Eastern Time, on April 23, 2004.

Proxies submitted by mail must be received by 9:30 a.m. Eastern Time, on April 23, 2004.

THANK YOU FOR VOTING

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 – John G. Breen	☐	☐

02 – Virgis W. Colbert	☐	☐

03 – John F. Lundgren	☐	☐

B Issues				C Non Proposal

The Board of Directors recommends a vote FOR proposal 2.

	For	Against	Abstain		For	Against	Abstain
2. To approve Ernst & Young LLP as independent auditors for the year 2004.	☐	☐	☐	1. Confidential voting-Mark box at right if you wish this vote to remain confidential.	☐	☐	☐

The Board of Directors recommends a vote AGAINST proposal 3.

	For	Against	Abstain
3. To vote on a shareholder proposal urging that the Board of Directors take the necessary steps to require that all members of the Board of Directors be elected annually.	☐	☐	☐

C    Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator or guardian, please provide your FULL title. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

Proxy – THE STANLEY WORKS

Proxy for Annual Meeting of Shareholders

April 23, 2004

Solicited on behalf of the Board of Directors

The shareholder(s) of The Stanley Works appoint(s) Stillman B. Brown, Eileen S. Kraus and John D. Opie, or any of them, proxies, each with full power of substitution, to vote all shares of common stock of The Stanley Works held of record in the name(s) of the undersigned at the annual meeting of shareholders to be held at The Stanley Center for Learning & Innovation, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 23, 2004 at 9:30 a.m., and any adjournments or postponements thereof, with all powers the shareholder(s) would possess if personally present. The shareholder(s) hereby revoke(s) any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND AGAINST ITEM 3 LISTED ON THE REVERSE SIDE, AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR REGISTER YOUR VOTE IMMEDIATELY VIA PHONE OR INTERNET.

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card – 401(k)

I hereby instruct Citibank, N.A., as trustee of the Stanley Account Value (401(k)) Plan, to vote the shares allocated to my account under that Plan as follows:

A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 – John G. Breen	☐	☐

02 – Virgis W. Colbert	☐	☐

03 – John F. Lundgren	☐	☐

B Issues				C Non Proposal

The Board of Directors recommends a vote FOR proposal 2.

	For	Against	Abstain		For	Against	Abstain
2. To approve Ernst & Young LLP as independent auditors for the year 2004.	☐	☐	☐	1. Confidential voting-Mark box at right if you wish this vote to remain confidential.	☐	☐	☐

The Board of Directors recommends a vote AGAINST proposal 3.

	For	Against	Abstain
3. To vote on a shareholder proposal urging that the Board of Directors take the necessary steps to require that all members of the Board of Directors be elected annually.	☐	☐	☐

C    Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator or guardian, please provide your FULL title. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

Proxy – THE STANLEY WORKS

Proxy for Annual Meeting of Shareholders

April 23, 2004

Solicited on behalf of the Board of Directors

This constitutes your instruction to Citibank, N.A. as trustee under the Stanley Account Value (401(k)) Plan to vote all shares of common stock of The Stanley Works held in the plan for which you may give voting instructions at the annual meeting of shareholders to be held at The Stanley Center for Learning & Innovation, 1000 Stanley Drive, New Britain, Connecticut 06053 on April 23, 2004 at 9:30 a.m., and any adjournments or postponements thereof, as specified on the reverse side hereof. You hereby revoke any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED BY THE TRUSTEE OF THE STANLEY ACCOUNT VALUE (401(k)) PLAN IN PROPORTION TO ALLOCATED SHARES IN SUCH PLAN FOR WHICH INSTRUCTIONS ARE RECEIVED, SUBJECT TO APPLICABLE LAW. SEE “VOTING INFORMATION-VOTING YOUR SHARES HELD IN THE STANLEY ACCOUNT VALUE (401(k)) PLAN” IN THE PROXY STATEMENT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR REGISTER YOUR VOTE IMMEDIATELY VIA PHONE OR INTERNET.

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet! Available 24 Hours a day 7 days a week!

You may choose one of the three voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet	To vote by Mail

• Call toll free 1-866-207-5348 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the simple instructions provided by the recorded message. When asked, please confirm your vote by pressing 1.

	• Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY • Enter the information requested on your computer screen and follow the simple instructions.	• Mark, sign and date the proxy card. • Return the proxy card in the postage-paid envelope (U.S. postage only) provided.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 2:00 a.m., Eastern Time, on April 21, 2004.

Proxies submitted by mail must be received by 2:00 a.m., Eastern Time, on April 21, 2004.

THANK YOU FOR VOTING